As filed with the Securities and Exchange Commission on January 23, 2009

                                                     Registration No. 333-154931

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             AMENDMENT NO. 3 TO THE
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 _______________

                               BUYRITE CLUB CORP.
             (Exact name of registrant as specified in its charter)

                                     Florida
         (State or other jurisdiction of incorporation or organization)

                                      2741
            (Primary Standard Industrial Classification Code Number)

                                   26-3290093
                     (I.R.S. Employer Identification Number)

                5100 West Copans Road, Ste 810, Margate, FL 33063

                                 (954) 599-3672
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Judith Adelstein
                                    President
                               BUYRITE CLUB CORP.
                              5100 West Copans Road
                                    Suite 810
                                Margate, FL 33063
                                 (954) 599-3672
            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

As soon as practicable after the effective date of this registration statement (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. Seethe definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)


                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate       Registration
be Registered    Registered      Per Unit(1)     Offering Price      Fee(2)(3)
-------------    ----------    --------------    --------------    -------------

Common Stock     3,000,000          $0.01          $30,000         $2 by Company

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BENECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------

3.1           Articles of Incorporation of BUYRITE CLUB CORP.*

3.2           By-Laws of BUYRITE CLUB CORP.*

4.1           Specimen Stock Certificate of BUYRITE CLUB CORP.*

5.1           Opinion of Schneider Weinberger & Beilly LLP*

10.1          Agreement with BSP Rewards Inc.*

10.2          Promissory Note*

10.3          Purchase agreement of www.buyriteclub.com*

10.4 Subscription Agreement in connection with the September, 2008 private offering of shares of the company's common stock*

14.           Code of Ethics*

23.1          Consent of Independent Accountants*

23.2          Consent of Schneider Weinberger & Beilly LLP (included in
              Exhibit 5.1)*

* previously filed
** filed herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Margate, State of Florida, on this 23rd day of January, 2009.


BUYRITE CLUB CORP.

/s/ JUDITH ADELSTEIN
    --------------
    JUDITH ADELSTEIN
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ JUDITH ADELSTEIN                          January 23, 2009
    --------------
    JUDITH ADELSTEIN
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer